UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 17, 2020

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 2, 2020, BeiGene, Ltd. (the “Company”) issued 206,635,013 ordinary shares in the form of 15,895,001 American Depositary Shares (“ADSs”), representing approximately 20.5% of the Company’s then outstanding share capital, to Amgen Inc. (“Amgen”) for aggregate gross proceeds of approximately $2.78 billion, or $13.45 per ordinary share, or $174.85 per ADS, pursuant to a Share Purchase Agreement dated October 31, 2019, as amended, by and between the Company and Amgen (the “Share Purchase Agreement”).

In order to account for periodic dilution from the issuance of shares under the Company’s equity incentive plans, on March 17, 2020, the Company and Amgen entered into an Amendment No. 2 (the “Second Amendment”) to the Share Purchase Agreement. Pursuant to the Second Amendment, Amgen will have an option (the “Direct Purchase Option”) to subscribe for additional shares (the “Additional Shares”) in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company’s outstanding share capital. The Direct Purchase Option is exercisable on a monthly basis, but only if Amgen's interest in the outstanding share capital of the Company at the monthly reference date is less than 20.4%. The aggregate number of Additional Shares shall not exceed 75,000,000 ordinary shares during the term of the Direct Purchase Option, as described further below. The purchase price for the Additional Shares will be the volume-weighted average price of the Company’s ADSs for the 90 days preceding the last trading day of the prior month.

The Second Amendment and the issuance of Additional Shares thereunder are subject to approval by a majority vote of the Company’s shareholders, excluding Amgen, pursuant to the listing rules of the Hong Kong Stock Exchange.

The exercise period of the Direct Purchase Option will commence on the first day of the month following shareholder approval and will terminate on the earliest of: (a) the date on which Amgen owns less than 20% of the outstanding share capital of the Company as a result of Amgen’s sale of shares; (b) at least 60-day advance written notice from either Amgen or the Company that such party wishes to terminate the Direct Purchase Option; or (c) the third anniversary of the date on which the exercise period of the Direct Purchase Option commences. The Direct Purchase Option has no vesting period.

The Additional Shares will be issued in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing the shares will bear a standard restrictive legend under the Securities Act.

The foregoing description of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Share Purchase Agreement, dated March 17, 2020, by and between Amgen Inc. and the Company
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Share Purchase Agreement, dated March 17, 2020, by and between Amgen Inc. and the Company
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: March 17, 2020	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel